UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 5, 2015

JAMES RIVER GROUP HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36777	98-0585280
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

32 Victoria Street, Hamilton Bermuda	HM 12
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	+1-441-278-4580

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02       Results of Operations and Financial Condition.

On May 6, 2015, James River Group Holdings, Ltd. (the “Company”) issued a press release announcing its financial results for its first quarter of 2015. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”).

The information in this Item 2.02 and in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act unless specifically stated by the Company.

Item 5.07       Submission of Matters to a Vote of Security Holders.

On May 5, 2015, the Company held its 2015 Annual General Meeting of Shareholders (the “Annual Meeting”). The following is a summary of the final voting results for the sole matter voted upon at the Annual Meeting.

The approval of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as the Company’s independent auditor to serve until the annual general meeting of shareholders to be held in 2016, and to authorize the board of directors, acting by the Audit Committee to determine the remuneration of Ernst & Young.

Votes For	27,507,443
Votes Against	153,664
Abstentions	11,275
Broker Non-Votes	0

Item 8.01        Other Events.

On May 5, 2015, our Board of Directors declared a cash dividend of $0.16 per common share, which will be paid on June 30, 2015 to shareholders of record at the close of business on June 15, 2015.

Item 9.01       Financial Statements and Exhibits.

(d)    Exhibits

The following Exhibit is furnished as a part of this Form 8-K:

Exhibit No.	Description

99.1	Press Release of the Company dated May 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER GROUP HOLDINGS, LTD.

Dated: May 6, 2015	By:	/s/ J. Adam Abram
J. Adam Abram
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated May 6, 2015